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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: April 8, 1998



                                       SMITH BARNEY INC.


                                       By: /s/ Howard M. Darmstadter
                                          --------------------------------
                                          Name:  Howard M. Darmstadter
                                          Title:  Assistant Secretary



                                       SALOMON SMITH BARNEY HOLDINGS INC.


                                       By: /s/ Howard M. Darmstadter
                                          --------------------------------
                                          Name:  Howard M. Darmstadter
                                          Title:  Assistant Secretary



                                       TRAVELERS GROUP INC.


                                       By: /s/ Charles J. Gallo, Jr.
                                          --------------------------------
                                          Name:  Charles J. Gallo, Jr.
                                          Title: Assistant Controller